                                                                    Exhibit 99.3

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (In Thousands, Except Per Share Amounts)

                                  ARS AND           T.A.          SUBSEQUENT
                                SUBSIDIARIES       BEACH         ACQUISITIONS       ADJUSTMENTS     AS ADJUSTED
                                ------------     ---------       ------------       -----------     -----------
                                 (AUDITED)       (AUDITED)       (UNAUDITED)        (UNAUDITED)     (UNAUDITED)


REVENUES                          $382,518        $16,624           $152,189         $      __         $551,331
COST OF SERVICES                   276,225         15,210            102,451                __          393,886
                                  --------        -------           --------         ---------         --------

       Gross profit                106,293          1,414             49,738                __          157,445
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES           81,405          1,337             40,051            (4,277)(a)      118,516
                                                                                               (b)
SPECIAL CHARGE AND OTHER COSTS      24,194             __                 __                __ (c)       24,194
                                  --------        -------           --------         ---------         --------

INCOME FROM OPERATIONS                 694             77              9,687             4,277           14,735
OTHER INCOME (EXPENSE):
       Interest expense             (7,469)           (30)              (472)           (2,357)(d)      (10,328)
       Interest income                 227             __                 69                __              296
       Other                           846             66                113                __            1,025
                                  --------        -------           --------         ---------         --------

INCOME (LOSS) BEFORE INCOME
   TAXES                            (5,702)           113              9,397             1,920 (e)        5,728
PROVISION (BENEFIT) FOR INCOME
   TAXES                            (1,001)            39                 33             3,256            2,327
                                  --------        -------           --------         ---------         --------
NET INCOME (LOSS)                 $ (4,701)            74              9,364            (1,336)           3,401
                                  ========        =======           ========         =========         ========

BASIC AND DILUTED WEIGHTED
 AVERAGE SHARES OUTSTANDING         14,330                                               1,526 (f)       15,856

BASIC AND DILUTED EARNINGS
  (LOSS) PER SHARE                 $ (0.33)                                                                0.22

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See accompanying notes to unaudited pro formas combined financial statements.